electroCore to Acquire NeuroMetrix, Gaining Access to its Quell Platform and Positioning Itself as a Significant Player in Non-Invasive Bioelectronic Medicine and Wellness

The Quell® platform will strengthen our position as a significant player in the bioelectronic health and wellness sector

Company to discuss acquisition and host investor Q&A in a webcast today at 4:30 p.m. EST

ROCKAWAY, N.J., December 17, 2024 (GLOBE NEWSWIRE) -- electroCore, Inc. (“ECOR,” “electroCore,” or the “Company”) (Nasdaq: ECOR), a commercial-stage bioelectronic medicine and wellness company, announced today it has entered into a definitive agreement to acquire NeuroMetrix, Inc. (“NeuroMetrix” or “NURO”) (Nasdaq: NURO), including its Quell platform, positioning itself as a diversified, commercial-scale player in non-invasive health and wellness treatments.

NURO is a commercial stage healthcare company that develops and commercializes neurotechnology devices to address unmet needs in the chronic pain and diabetes markets. It has two product categories:

•	Quell®: a wearable, app and cloud-enabled neuromodulation platform that is indicated for the treatment of fibromyalgia symptoms (Quell Fibromyalgia) and lower-extremity chronic pain (Quell 2.0); and
•	DPNCheck®: a point-of-care screening test for peripheral neuropathy, which product line is expected to be divested by NURO prior to consummation of the acquisition

The acquisition of NeuroMetrix will accelerate electroCore’s efforts to become a significant player in the bioelectronic health and wellness sector by expanding its product portfolio of non-invasive therapies for medical conditions and general wellness product offerings, while expanding its technological capabilities through the Quell mobile application and health cloud platform. The transaction does not include the DPNCheck technology and business, which is expected to be divested by NeuroMetrix prior to closing of the transaction.

“We are confident we can leverage our established distribution channels, especially the VA Hospital System, to accelerate adoption of the Quell Fibromyalgia solution,” stated Dan Goldberger, CEO of electroCore, inc. “NeuroMetrix has spent many years developing the Quell commercial asset, and electroCore has developed a strong commercial organization for our own prescription and direct-to-consumer nerve stimulation solutions. This acquisition will immediately increase our addressable market, and diversify our portfolio of non-pharmaceutical, non-invasive nerve stimulation offerings. We are incredibly excited to add the Quell product lines to our portfolio and we expect this acquisition to be accretive to our top and bottom lines. Following the transaction, we expect ECOR to be the leading publicly traded neuromodulation platform focused on wellness and chronic pain.”

U.S. consumers spend nearly $20 billion annually out-of-pocket for chronic pain treatments. Approximately 6% of US adults suffer from Fibromyalgia, with few treatment options. Quell Fibromyalgia is a prescription, non-invasive, nerve stimulation device that is FDA-authorized, covered by 27 issued U.S. patents, and is enabled by a proprietary, custom designed microchip that provides flexible, precise, high-power nerve stimulation in a form factor the size of a credit card.

NeuroMetrix Historical Financial Results

For the three months ended September 30, 2024, NURO reported:

•	Total revenue of $600,000
•	Quell revenue of $184,000, a 50% increase over the year ago period in 2023
•	Operating expenses of $2.1 million
•	Net loss of $1.5 million

The transaction has been unanimously approved by the boards of directors of both companies and is expected to close around the end of the first quarter of 2025. Consummation of the transaction is subject to approval by the shareholders of NURO, and the filing with the Securities and Exchange Commission (the “SEC”) of NURO’s Form 10-K with respect to the fiscal year ended December 31, 2024, in addition to certain customary closing conditions.

Additional information on the transaction can be found in a Current Report on Form 8-K filed by electroCore, Inc. with the SEC.

Transaction and Integration

ECOR will purchase all of the outstanding shares of NURO for the equivalent of NURO’s balance of net cash at the closing of the transaction, after deduction of certain management compensation payments and other severance costs, transaction expenses and other accrued liabilities. NURO stockholders will also receive one non-tradeable contingent value right (the “CVR”) per share of NURO common stock owned. Each CVR will represent the right to receive (i) certain future net proceeds from any divestiture of NURO’s DPNCheck platform that is consummated prior to the closing of the transaction with electroCore and (ii) certain royalties, up to an aggregate maximum of $500,000, on net sales of prescription Quell® products over the first two years following the closing of the transaction.

NURO stockholders will be paid cash at closing. The merger consideration is expected to be paid with cash on hand of the combined company after the consummation of the acquisition. The transaction is not expected to be materially dilutive to ECOR cash or equity at close.

“We plan to focus immediately on growing the prescription Quell Fibromyalgia business through our existing channels, driving both scale and efficiency,” added Mr. Goldberger. “We believe revenue growth from the Quell product line can be accelerated quickly in our established channels and longer term, we are excited about possible label extensions, as well as leveraging the Quell mobile app platform. Sales and Marketing Expense of the combined Company will continue to scale with revenue (primarily commissions) but we expect there to be relatively little long-term impact on other elements of electroCore operating expenses in 2025 and beyond.”

Webcast and Conference Call Information

electroCore’s management team will host a webcast today, December 17, 2024, beginning at 4:30 PM EST. Investors interested in joining the webcast may register by clicking through the following link: Investor Webcast - NURO Transaction

An archived webcast of the event will be available on the “Investors” section of the company’s website at: www.electrocore.com.

About NeuroMetrix, Inc.

NeuroMetrix, Inc. is a commercial stage healthcare company that develops and commercializes neurotechnology devices to address unmet needs in the chronic pain and diabetes markets. The company's products are wearable or hand-held medical devices enabled by proprietary consumables and software solutions that include mobile apps, enterprise software and cloud-based systems. The company has two commercial brands. Quell® is a wearable neuromodulation platform. DPNCheck® is a point-of-care screening test for peripheral neuropathy.

For more information, visit www.neurometrix.com.

About electroCore, Inc.
electroCore, Inc. is a commercial stage bioelectronic medicine and wellness company dedicated to improving health through its non-invasive vagus nerve stimulation (“nVNS”) technology platform. Our focus is the commercialization of medical devices for the management and treatment of certain medical conditions and consumer product offerings utilizing nVNS to promote general wellbeing and human performance in the United States and select overseas markets.

For more information, visit www.electrocore.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws, including under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the merger with NeuroMetrix, Inc., electroCore's business prospects, its sales and marketing and product development plans, future cash flow projections, anticipated costs, its product portfolio or potential markets for its technologies, the availability and impact of payor coverage, the potential of nVNS generally in particular to accelerate training, and other statements that are not historical in nature, particularly those using terminology such as "anticipates," "expects," "believes," "intends," other words of similar meaning, derivations of such words and the use of future dates. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to obtain additional financing necessary to continue electroCore's business, sales and marketing and product development plans, the uncertainties inherent in the development of new products or technologies, the ability to successfully commercialize nVNS products, competition in the industry in which electroCore operates and general market conditions. Important risk factors that may cause such a difference include, but are not limited to: (i) the proposed transaction may not be completed on anticipated terms and timing, (ii) a condition to closing of the transaction may not be satisfied, including obtaining shareholder and any regulatory approval, (iii) the anticipated tax treatment of the transaction may not be obtained, (iv) the potential impact of unforeseen liabilities, future capital expenditures, revenues, costs, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the businesses of NeuroMetrix and electroCore after the consummation of the transactions, (v) potential litigation relating to the proposed transaction that could be instituted against the parties or their respective directors, (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transactions, (vii) any negative effects of the announcement, pendency or consummation of the transactions on the market price of electroCore’s or NeuroMetrix’s common stock and on their businesses or operating results, (viii) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (ix) the risks and costs associated with the integration of, and the ability of electroCore to integrate the Quell business successfully, (x) the risk that disruptions from the proposed transaction will harm the parties’ respective business, including current plans and operations, (xi) the ability of electroCore or NeuroMetrix to retain and hire key personnel and uncertainties arising from any business or leadership changes, (xii) legislative, regulatory and economic developments, and (xiii) the other risks described in electroCore’s or NeuroMetrix’s most recent annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC. No listing of risk factors should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on electroCore’s or NeuroMetrix’s consolidated financial condition, results of operations, or liquidity. All forward-looking statements are made as of the date of this press release, and electroCore undertakes no obligation to update forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law

Additional Information and Where to Find It

In connection with the proposed transaction, NeuroMetrix intends to file a preliminary and definitive proxy statement. The definitive proxy statement and proxy card will be delivered to NeuroMetrix’s stockholders in advance of the special meeting relating to the proposed acquisition. Each of electroCore and NeuroMetrix also plan to file other relevant materials with the SEC in connection with the proposed transaction. INVESTORS IN AND SECURITY HOLDERS OF NEUROMETRIX ARE URGED TO READ THE DEFINITIVE PROXY IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED BY EACH OF ELECTROCORE AND NEUROMETRIX WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, RELATED MATTERS AND THE PARTIES TO THE PROPOSED TRANSACTION. Materials filed by electroCore and NeuroMetrix can be obtained free of charge at the SEC’s website, www.sec.gov. In addition, materials filed by electroCore can be obtained free of charge at electroCore’s website, www.electrocore.com, and materials filed by NeuroMetrix can be obtained free of charge at NeuroMetrix’s website, www.neurometrix.com.

Contact

ECOR Investor Relations

(973) 302-9253

investors@electrocore.com